FORM 10f 3

THE BLACKROCK FUNDS

Record of Securities
Purchased
Under the Trust s
Rule 10f 3 Procedures

1 	Name of Purchasing
Portfolio    BlackRock Low
Duration Bond Portfolio  BR
LO    Short Term Bond
Portfolio of Short Term
Bond Master Trust  MF SHORT
2 	Issuer
HCP   Inc   2014

3 	Date of Purchase
    01 19 11
4 	Underwriter from
whom purchased
UBS Securities LLC
5 	Name of Affiliated
Underwriter  as defined
in the Trust s procedures
managing
or participating in syndicate
PNC Capital Markets LLC

a 	List Members of
Underwriting Syndicate
Merrill Lynch   Pierce   Fenner
Smith Incorporated
UBS Securities LLC
Wells Fargo Securities   LLC
Citigroup Global Markets Inc
   J P  Morgan Securities LLC
   Barclays Capital
Inc    Credit Agricole
Securities  USA  Inc
Credit Suisse Securities  USA
LLC   Deutsche Bank
Securities Inc
Goldman   Sachs    Co
Morgan Stanley
   Co  Incorporated
BNY Mellon Capital Markets
LLC   KeyBanc Capital
Markets Inc
PNC Capital Markets LLC
RBS Securities Inc
Scotia Capital
 USA  Inc
SunTrust Robinson
 Humphrey   Inc
U S  Bancorp Investments
Inc    Moelis    Company LLC

6  	Aggregate principal
amount purchased

out of total offering
if an equity
offering   list aggregate
number of shares purchased
out of total number of shares
offered    BR LO   3
790  000 out of  400  000  000
MF SHORT   1  320  000 out
of  400  000  000

7  	Aggregate principal
amount purchased by funds
advised by BlackRock and any
purchases by other accounts
 with respect to which
BlackRock has investment
discretion  out of the
total offering   if an
equity offering
list aggregate number
of shares purchased
out of total number
of shares offered
30  000  000 out of
 400  000  000

8  	Purchase price
net of fees and expenses
99 902
9  	Date offering commenced
  if different from Date of Purchase
10 	Offering price at
end of first day on which
any sales were made
11  	Have the following
conditions been satisfied
Yes	No
a 	The securities are
part of an issue registered under
      the Securities Act of 1933
   as amended   which
      is being offered to
the public   or are
Eligible Municipal
		Securities
   or are securities sold i
n an	 Eligible Foreign
      Offering or are
securities sold in an
Eligible Rule 144A
		Offering or
part of an issue of government
      securities
 X

	b 	The securities
were purchased prior to the
		end of the first
day on which any sales
		were made   at a
price that was not more
		than the price
paid by each other
		purchaser of
securities in that offering
		or in any
concurrent offering of the
		securities
except   in the case of an
		Eligible
Foreign Offering   for any rights
		to purchase
required by laws to be granted
		to existing
security holders of the
		Issuer  or
if a rights offering   the
		securities
were purchased on or before the
		fourth day
preceding the day on which the
		rights offering
 terminated
 X

	c 	The underwriting
 was a firm commitment

		underwriting
 X

	d 	The commission
spread or profit was
		reasonable and
fair in relation to that
		being received
by others for underwriting
		similar securities
during the same period
X

	e 	In respect of any
 securities other than
		Eligible Municipal
 Securities   the issuer
		of such securities
 has been in continuous

		operation for
not less than three years
		 including
the operations of predecessors
X

f 	Has the affiliated
underwriter confirmed
      that it will not receive
any direct or indirect
      benefit as a result of
lackRock s participation
      in the offering
X



Daniel Chen
Date            1 24 11



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